Exhibit 10.19

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into on August 1, 2008 between US Gold Corporation, a Colorado corporation (the “Employer”) and Ian Ball (the “Employee”).  Together, the Employer and the Employee may be referred to in this Agreement as the “Parties.”

WHEREAS, the Employer desires to secure the employment of the Employee; and

WHEREAS, the Employee desires to be employed by the Employer;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Employer and the Employee agree as follows:

ARTICLE 1

TERM OF EMPLOYMENT

1.1           Employment.  Effective with the date of this Agreement, the Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer upon the terms and conditions hereinafter set forth.

1.2           Term.  The employment of the Employee by the Employer as provided herein shall commence on the date hereof (the “Commencement Date”) and shall terminate on July 31, 2011 (the “Initial Expiration Date”), unless this Agreement is terminated earlier in accordance with Article 4 herein, or unless the term of this Agreement is extended in writing by the Employee and the Employer.

1.3           Office and Support.  The Employee shall be provided an office to be located in Toronto, Ontario, and reasonable and necessary support staff (determined upon agreement of the Employer and the Employee) at that location and/or through other office location(s) of the Employer.

1.4           Place of Performance.  In connection with the Employee’s employment by the Employer, the Employee shall be based out of Toronto, Ontario except for required travel on the Employer’s business to an extent reasonable and necessary for the performance of the duties of the Employee.

ARTICLE 2

DUTIES OF THE EMPLOYEE

2.1           Duties.

2.1.1        The Employee shall initially be employed with the title of Vice President of Exploration.  In that capacity, Employee shall report to the Chief Executive Officer (“CEO”) and shall have duties and responsibilities as may be assigned to him by the CEO.  The Employer and Employee shall jointly prepare an addendum to this Agreement to be completed within 30-60 days of the Commencement Date, which addendum shall provide a mutually agreed description of the Employee’s duties.

2.1.2        The Employer shall pay for educational undertakings required to meet these duties.

2.1.3        (i)            During the term of this Agreement, the Parties agree that Employee may also provide consulting or other services to Lexam Explorations Inc. (“Lexam”) and/or McEwen Capital, such services to occupy no more than 35 days of the Employee’s time per year.  Employee agrees that he shall endeavor to schedule his time such that any work performed for Lexam or McEwen Capital shall not interfere with his duties to Employer.

(ii)           In recognition of this arrangement, Employer shall compensate Employee at the full rate set forth in Section 3.1 of this Agreement and Lexam and McEwen Capital shall each reimburse the Employer for an amount equal to 10% of such compensation (including any benefits and payments on account of termination from employment) for the services to be provided to those entities.  Such reimbursement shall be made not less frequently than semi-annually upon presentation of an invoice from Employer.

(iii)          The allocation of Employee’s time between Employer, on the one hand, and Lexam and McEwen Capital, on the other, may be reviewed periodically by the Board of Directors of Employer to insure that the allocation is fair to all parties involved.  Any change in the allocation shall be evidenced by an amendment to this Agreement.

2.2           Extent of Duties.  Other than as set forth in Section 2.1.2 above, the Employee shall devote substantially his full time, best efforts, attention and energies to the business of the Employer.  During the term of this Agreement, the Employee shall not be employed with or provide services to any person, firm or entity other than the Employer, Lexam and McEwen Capital; provided, however, that Employee may participate in charitable, civic and benevolent organizations and provided further that Employee may participate in investments for his own account or for the account of entities in which he has an equity interest, so long as none of these endeavors interfere with his obligations to the Employer.

2.3           Disclosure of Information.

2.3.1        The Employee acknowledges that all records, data, materials and information and copies thereof and all information relating to any trade secrets, products, procedures, customers, suppliers, services, pricing policies and practice, cost structure, business, prospects and business opportunities and plans of the Employer and all financial information and other information relating to the business and affairs of the Employer (all of which are hereinafter collectively called the “Confidential Information”) disclosed to, obtained or acquired by the Employee, is and shall remain the exclusive property of the Employer, the disclosure of which to the competitors thereof or to the general public would be highly detrimental to the best interests of the Employer.  Therefore, the Employee agrees that:

(i)            The Employee will hold in strictest confidence and not disclose, reproduce, publish or use in any manner during his employment or at any time after termination for any reason, without the express authorization of the Chairman and CEO or Board of Directors of the Employer, any Confidential Information, except as such disclosure or use may be required in connection with the Employee’s work for the Employer.

(ii)           Upon request or upon the date of termination of the Employee’s employment, the Employee will deliver to the Employer, and not retain or deliver to anyone else, any and all Confidential Information and all notes, memoranda, documents and in general, any and all materials, electronic or written, and any and all material or property relating to the Employer’s business.

2.3.2        In the event of a breach or threatened breach by the Employee of the provisions of this Article 2.3, the Employer shall be entitled to a restraining order or an injunction (i) restraining the Employee from disclosing, in whole or in part, any Confidential Information or from rendering any services to any person, firm, corporation, association or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or (ii) requiring that the Employee deliver to the Employer all Confidential Information, documents, notes, memoranda and any and all discoveries or other material upon termination of the Employee’s employment with the Employer.  Nothing herein shall be construed as prohibiting the Employer from pursuing other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.  The Employee’s obligations in this Article 2.3 shall survive the termination of the Employee’s employment with the Employer, howsoever caused.

ARTICLE 3

COMPENSATION OF THE EMPLOYEE

3.1           Salary and Perquisites.  (a) For his services under this Agreement, the Employee shall be entitled to receive a salary at the rate of Cdn $125,000 per annum; (b) the salary provided shall be paid in equal semi-monthly installments in accordance with the Employer’s normal practices; (c) the Employee shall also be entitled to participate in any other compensation and perquisite plans provided by the Employer to executive employees of the Employer, subject to the applicable terms of such compensation and perquisite plan as are determined in the discretion of the Employer in relation to the Employee; and (d) Employer shall make and remit all required withholding and employment taxes on any compensation paid or payable to Employee hereunder.

3.2           Vacation and Public Holidays.  The Employee shall be entitled to four (4) weeks paid vacation per year of employment (accrued on a monthly basis) provided that the Employee shall schedule such vacation time with the agreement of the CEO and shall use his best efforts to schedule such vacation time so as not to substantially interfere with the Employer’s business.  Vacation must be taken within 24 months of the date upon which such vacation accrued to the Employee, and any vacation not taken by such date shall be forfeited subject to the requirements of the Ontario Employment Standards Act.  The Employee shall also be entitled to take all paid public holidays customarily extended by the Employer to executive employees of the Employer.

3.3           Medical, Health and Dental Insurance Coverage.  The Employer shall provide medical, health and dental insurance coverage to the Employee and his spouse with coverage generally consistent with that extended by the Employer to other executive employees of the Employer.  Such coverage shall be subject to the conditions set out in the applicable plans and/or insurance contracts.

3.4           Expense Reimbursement.  The Employee shall be entitled to prompt reimbursement for all reasonable and allocable expenses incurred by the Employee in the performance of his duties hereunder.  The Employee shall provide the Employer with proper receipts and substantiation for such expenses.  The Employer shall advance reasonable estimates of such expenses upon request of the Employee.

3.5           Stock Options.  Subject to the decision of the Board of Directors of the Employer to grant such stock options, and effective upon the date of such decision, the Employee shall be granted stock options to purchase 150,000 shares of common stock of the Employer.  The options shall be exercisable for a period of ten years from the date of grant and shall vest in three equal, annual installments beginning with the first anniversary of the Commencement Date and continuing on subsequent anniversaries so long as an Employee remains employed by the Employer.  The exercise price for each such stock option shall be equal to the closing sales price of the common shares of the Employer on the American Stock Exchange (AMEX) on the date that the option is approved by the Board of Directors.  The options shall be granted pursuant to, and subject to the conditions of, the US Gold Corporation Equity Incentive Plan, as the same may be amended from time to time.

ARTICLE 4

TERMINATION OF EMPLOYMENT

4.1           TERMINATION.  This Agreement and the Employee’s employment hereunder may be terminated only as follows:

4.1.1        Death.  This Agreement shall automatically terminate upon the death of the Employee during the term of this Agreement.  In such event, the Employer shall pay to the Employee’s estate (i) any unpaid wages earned by the Employee to the date of his death, (ii) any accrued and unpaid vacation pay earned by the Employee, and (iii) an amount equal to six (6) months of the Employee’s base salary then in effect, such amount to be paid within three months after the date of the Employee’s death.  Upon payment of such amounts, the Employer shall have no further obligations to the Employee.

4.1.2        Disability.  This Agreement shall not terminate upon the temporary disability of the Employee.  The Employer may terminate this Agreement upon the permanent disability of the Employee, defined as a condition which prevents the Employee from performing his duties to the Employer on a regular basis for a period of more than 3 months with or without reasonable accommodation, subject to the requirements of the Ontario Human Rights Code.  In the event that the Employee’s employment terminates due to a permanent disability of the Employee under this Article 4.1.2 during the term of this Agreement, the Employer shall pay the Employee an amount equal to the lesser of (a) one (1) year of the Employee’s base salary; and (b) the amount of the Employee’s base salary in respect of the period between the date of termination of employment due to such permanent disability and the Initial Expiration Date, in either event, payable within three months after the date of such termination.  Upon payment of such amount, the Employer shall have no further obligations to the Employee.

4.1.3        Termination by the Employer for Cause.  The Employer may terminate the Employee’s employment hereunder at any time without notice for “Cause.”  For purposes of this Agreement, “Cause” shall mean: (1) the willful and continued failure by the Employee substantially to perform his duties hereunder (other than any such failure resulting from the Employee’s permanent disability as defined in Article 4.1.2 herein), after demand for substantial performance is delivered by the Employer that specifically identifies the manner in which the Employer believes the Employee has not substantially performed his duties and giving 30 days to the Employee to cure such failure; (2) the willful engaging by the Employee in misconduct which is materially injurious to the Employer, other than business decisions made in good faith; (3) the willful violation by the Employee of the provisions of this Agreement, (4) dishonesty of the Employee, or (5) the Employee’s commission of an offence under the Criminal Code.  In the event of a termination for Cause, the Employer shall pay to the Employee any unpaid wages earned by the Employee to the date of his termination and any accrued and unpaid vacation pay earned by the Employee.  All stock options held by the Employee at the termination date shall immediately cease and terminate on that date.  The Employer shall have no further obligations to the Employee.

4.1.4        Termination by the Employer Without Cause.  Notwithstanding anything else in this Agreement, the Employer may terminate the Employee’s employment without Cause by providing the Employee with either one (not both) of the following: (a) one (1) year’s notice or payment of the Employee’s base salary for one year in lieu of such notice or, (b) payment of the Employee’s base salary for the period between the date of termination of the Employee’s employment and the Initial Expiration Date, if such period is less than one (1) year.

4.1.5        Termination by the Employee.  The Employee may terminate this Agreement without advance notice upon the occurrence of any of the following events:

(i)            the sale by the Employer of substantially all of its assets to a single purchaser or to a group of affiliated purchasers;

(ii)           the sale, exchange or other disposition in one transaction or a series of related transactions, of at least 50% of the outstanding voting shares of the Employer;

(iii)          a decision by the Employer to terminate its business and liquidate its assets;

(iv)          the merger or consolidation of the Employer with another entity or any other type of reorganization where the Employer is not the surviving entity; or

(v)           a fundamental change in the Employee’s scope of authority or duties without his written consent, or the Employee is required to report to any other person or committee other than the Board of Directors and the Chairman of the Board.

In the event that the Employee terminates this Agreement for any reason articulated above, the Employer shall pay to the Employee an amount equal to the lesser of (a) one year of Employee’s base salary; and (b) the amount of Employee’s base salary in respect of the period between the date of termination of such employment and the Initial Termination Date.  Upon payment of such amount, the Employer shall have no further obligation to the Employee.

4.1.6.       Other Termination by the Employee.  The Employee may terminate this Agreement for reasons other than as provided in Article 4.1.5 herein, by providing at least 120 days’ prior written notice to the Employer.  Subject to the requirements of the Employment Standards Act, the Employer may in its discretion waive all or part of such period of notice.  In the event of such termination of employment, the Employer shall pay to the Employee any unpaid wages earned by the Employee to the date of termination plus any accrued and unpaid vacation pay earned by the Employee.

4.1.7        Notice of Termination to be in Writing.  Any termination of the Employee’s employment by the Employer or by the Employee shall be communicated by written notice of termination to the other party.

ARTICLE 5

INDEMNIFICATION

5.1           Indemnification.  The Employer agrees to execute an indemnification agreement with Employee not later than the Commencement Date in the form attached hereto as Exhibit A and incorporated herein by reference.

ARTICLE 6

GENERAL PROVISIONS

6.1           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada in force therein.

6.2           Entire Agreement.  This Agreement supersedes any and all other agreements, whether oral or in writing, between the parties with respect to the employment of the Employee by the Employer.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by either party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no agreement, statement, or proxies not contained in this Agreement shall be valid or binding.

6.3           Assignment.  The Employee may not assign his rights and obligations under this Agreement to any person or entity except with the express consent in writing of the Employer.  Subject to the Employee’s rights under Article 4.1.5 herein, the Employer may assign its rights and obligations under this Agreement to any affiliate of the Employer or successor to the Employer’s business by providing notice of such assignment in writing to the Employee.

6.4           Notices.  For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by registered mail, return receipt requested, postage prepaid, or by fax or e-mail with receipt confirmation followed by mail delivery, addressed as follows:

If to the Employee:	Ian Ball
55 Wellington Street
Bowmanville, ON
L1C 1V4

If to the Employer:	Robert R. McEwen
Chairman and CEO
US Gold Corporation
99 George St., 3rd Floor
Toronto, Ontario, M5A 2N4
Fax (647) 258-0408
e-mail: rob@usgold.com

or such other address as either party may have furnished to the other in writing in accordance herewith.  Such notice shall be deemed effective upon personal delivery or three days following delivery by certified mail at the addresses set forth above.

6.5           Severability.  If any provision of this Agreement is rendered unenforceable by any court of competent jurisdiction, such unenforceability shall not affect the enforceability of any other provision of this Agreement.

6.6           Section Headings.  The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

6.7           Amendments.  This Agreement may be amended only by written agreement signed by both the Employer and the Employee.

6.9           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument.  This Agreement shall become effective when an original or copy thereof bears the signatures of both parties hereto.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart instrument.

6.10         Arbitration.  The Employer and the Employee agree that any issue or dispute arising out of or relating to the application, interpretation, effect or alleged violation of the Agreement shall be finally settled by arbitration in the City of Toronto in the Province of Ontario in accordance with the then existing National Arbitration Rules of the ADR Institute of Canada, Inc. and the arbitration award may be entered in any court having jurisdiction thereof.  The prevailing party in such arbitration proceeding shall be entitled to reimbursement of its reasonable legal fees and costs by the non-prevailing party, as determined by the arbitrator(s).  Each party shall pay fifty percent (50%) of all fees and costs of the arbitrator(s) as well as all the fees and costs of its own counsel and witnesses, and all other fees and costs associated with the preparation and presentation of the party’s case, unless the arbitrator(s) decide otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMPLOYER:

US Gold Corporation, a Colorado corporation

By:	/s/ Robert R. McEwen

Robert R. McEwen, Chairman of the

Board of Directors and Chief Executive Officer

EMPLOYEE:

Ian Ball

/s/ Ian J. Ball

EXHIBIT A

INDEMNIFICATION AGREEMENT

This Agreement is made effective as of the        day of                      200    , by and between US Gold Corporation, a Colorado Corporation (“the Company”), and the undersigned director and/or officer of the Company (the “Indemnitee”) with reference to the following facts:

The Indemnitee is currently serving as a director and/or officer of the Company and the Company wishes the Indemnitee to continue in such capacity, and, if requested in the future, to serve in such other positions with the Company and its subsidiaries as the Company may determine.  The Indemnitee is willing, under certain circumstances, to continue serving as a director and/or officer of the Company.

The Indemnitee does not regard the indemnities available under the Company’s Articles of Incorporation (the “Articles of Incorporation”) and Bylaws (the “Bylaws”) as adequate to protect the Indemnitee against the risks of personal liability associated with the Indemnitee’s service to the Company.  In this connection the Company and the Indemnitee now agree they should enter into this Indemnification Agreement in order to provide greater protection to Indemnitee against such risks of service to the Company.

In order to induce the Indemnitee to continue to serve as a director and/or officer of the Company and in consideration of the Indemnitee’s continued service, the Company hereby agrees to indemnify the Indemnitee as follows:

1 ..            Indemnity.  The Company will indemnify the Indemnitee, his executors, administrators or assigns, for any Expenses (as defined below) which the Indemnitee is or becomes legally obligated to pay in connection with any Proceeding.  As used in this Agreement the term “Proceeding” includes any threatened, pending or completed claim, action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the Indemnitee, by reason of any action taken by him or of any inaction on his part while acting as such director or officer, or by reason of the fact that he was serving at the request of the Company as a director, trustee, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, that in each such case Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.  As used in this Agreement, the term “other enterprise” includes (without limitation) employee benefit plans and administrative committees thereof, and the term “fines” includes (without limitations) any excise tax assessed with respect to any employee benefit plan.

2.             Expenses.  As used in this Agreement, the term “Expenses” includes, without limitation, damages, judgments, fines, penalties, settlements and costs, reasonable attorneys’ fees and disbursements and costs of attachment or similar bonds, and investigations in connection with investigating, defending, being a witness or participating in any Proceeding, and any expenses of establishing a right to indemnification under this Agreement.

3.             Enforcement.  If a claim or request under this Agreement is not paid by the Company, or on its behalf, within thirty days after a written claim or request has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such suit.

4.             Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights; provided, however, that neither this right of subrogation nor the exclusion set forth in Section 5(b) below shall apply to any right of recovery of the Indemnitee or any payment received by the Indemnitee from an entity that is the primary employer of the Indemnitee or on whose behalf the Indemnitee serves as a director and/or officer of the Company or an affiliate of any such entity.

5.             Exclusions.  The Company shall not be liable under the Agreement to make any payment in connection with any claim made against the Indemnitee:

(a)           to the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy;

(b)           to the extent that the Indemnitee is indemnified and actually paid otherwise than pursuant to this Agreement, subject to Section 4;

(c)           in connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that, any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper;

(d)           if it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to the Indemnitee’s having gained any personal profit or advantage to which he was not legally entitled;

(e)           for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

(f)            brought about or contributed to by the dishonesty of the Indemnitee; provided, however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, (iii) which acts were material to the cause of action so adjudicated; or

(g)           for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity or for any other reason.

6.             Indemnification of Expenses of Successful Party.  Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against any and all Expenses incurred in connection therewith.

7.             Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Expenses, but not for the total amount thereof, the Company shall indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

8.             Advance of Expenses.  Expenses reasonably and necessarily incurred by the Indemnitee in connection with any Proceeding, except the amount of any settlement, shall be paid by the Company in advance upon request of the Indemnitee that the Company pay such Expenses.  The Indemnitee hereby undertakes to repay to the Company the amount of any Expenses theretofore paid by the Company to the extent that it is ultimately determined that such Expenses were not reasonable or that the Indemnitee is not entitled to indemnification in respect thereof.

Such advances shall be made by the Company unless: (a) the Board of Directors determines, by a majority vote of a quorum of disinterested directors based on clear and convincing evidence known to the Board of Directors at the time such determination is made, that the Indemnitee would not be entitled to indemnification under applicable law, or (b) if such a quorum is not obtainable or a quorum of disinterested directors so directs, independent legal counsel determines, based on clear and convincing evidence known to the counsel at the time such determination is made, that Indemnitee would not be entitled to indemnification under applicable law.

9.             Notice and Defense of Claim.  The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement.  Notice to the Company shall be given at its principal office, shall be directed to the Corporate Secretary (or such other address as the Company shall designate in writing to the Indemnitee) and shall be effective only upon actual receipt.  In addition, the

Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee’s power.

With respect to any such Proceeding: (a) the Company will be entitled to participate therein at its own expense; and (b) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee, given within a reasonable time, of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding except as otherwise provided below.  Indemnitee shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, or (ii) Indemnitee shall have obtained the written opinion of reputable counsel with expertise in such matters (such counsel to be reasonably satisfactory to a majority of disinterested directors) that there may be one or more defenses available to Indemnitee that could reasonably be expected to result in a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, in each of which cases the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or that is the subject of the opinion provided by Indemnitee under clause (ii) above.

The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its prior written consent.  Indemnitee shall execute and deliver such agreements, releases and other documents as the Company may reasonably request to effect a settlement of any Proceeding.  Without Indemnitee’s consent, the Company shall not enter into any settlement that provides for any action by Indemnitee other than the payment of amounts against which Indemnitee is entitled to indemnification hereunder.  In the event that the Company proposes to settle any Proceeding by the payment of damages against which Indemnitee is entitled to indemnification hereunder and in an amount that the plaintiff has indicated would be acceptable, and the Indemnitee refuses to enter into a reasonable settlement agreement, the Company shall not thereafter be responsible for any costs of defense or the amount by which any judgment or settlement thereafter paid exceeds the damages that the Company proposed to pay in settlement.  Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

10.           No Employment Agreement.  Nothing contained herein shall be deemed to create a contract of employment between the Company and Indemnitee.

11.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

12.           Indemnification Hereunder Not Exclusive.  Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any provision of the Articles of Incorporation or Bylaws of the Company and amendments thereto or under law.

13.           Governing Law.  This Agreement shall be governed by and construed in accordance with Colorado law without giving effect to the principles of conflicts of laws.

14.           Coverage.  The provisions of this Agreement shall apply with respect to the Indemnitee’s service in any of the capacities described in Section 1 above prior to as well as after the date of this Agreement.  The right of Indemnitee to be indemnified hereunder shall continue after the termination of Indemnitee’s service as an officer and/or director of the Company with respect to all periods prior to such termination.

15.           Amendments; Waivers.  No supplement, modification or amendment of this Agreement shall be binding- unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by both of the parties hereto and their respective successors, assignees (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), heirs, executors and personal and legal representatives.

17.           Severability.  If any provision of this Agreement (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid. void or otherwise unenforceable in any respect, the validity and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired and shall remain enforceable to the full extent permitted by law.

18.           Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person (by express courier or otherwise), by telecopier or three days after being deposited in the United States mail, certified mail, return receipt requested, first class postage prepaid, as follows:

If to the Company:	Name: US Gold Corporation
Address: 2201 Kipling St., Suite 100
Lakewood, Colorado 80215
Tele No.: 303-238-1437

If to Indemnitee:	Name: Ian Ball
Address: 55 Wellington Street
Bowmanville, ON L1C 1V4
Tele No.: (866) 441-0690 Ext. 110

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

US GOLD CORPORATION

By:	/s/ Robert R. McEwen
Name:	Robert R. McEwen
Title:	Chairman and CEO

INDEMNITEE

By:	/s/ Ian Ball
Printed Name: